UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): January 6, 2023

Keros Therapeutics, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-39264	81-1173868
(state or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

99 Hayden Avenue, Suite 120, Building E Lexington, Massachusetts		02421
(Address of principal executive offices)		(Zip Code)
Registrant’s telephone number, including area code: (617) 314-6297

Not applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, $0.0001 par value per share	KROS	The Nasdaq Stock Market LLC
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☒
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01    Entry into a Material Definitive Agreement.

On January 6, 2023, Keros Therapeutics, Inc. (the “Company”) entered into a first amendment (the “Lease Amendment”) to that certain indenture of lease, dated September 7, 2021 (as amended, the “Lease”) with Revolution Labs Owner, LLC, a Delaware limited liability company (the “Landlord”), with respect to the Company’s office and laboratory space consisting of approximately 35,662 square feet located at 1050 Waltham Street, Lexington, Massachusetts (the “Premises”).

Under the terms of the Lease Amendment, the Company has agreed to the phased delivery of the Premises to the Company by the Landlord as follows: (i) the Landlord will deliver approximately 31,991 square feet of the Premises (the “Phase A Premises”) on or before January 4, 2023 (the “Phase A Premises Commencement Date”), and (ii) the Landlord will deliver the additional approximately 3,671 rentable square feet of vivarium space (the “Phase B Premises”) when the Landlord substantially completes work on the Phase B Premises, currently estimated to occur on or before May 1, 2023 (the “Phase B Premises Commencement Date”).

Per the Lease Amendment, the term of the Lease will now commence on the Phase A Premises Commencement Date. The Lease has a term of eight years, measured from the Phase A Premises Commencement Date.

The Company’s obligation for the payment of base rent for the Phase A Premises begins on the date which is earlier to occur of (i) eight months following the Phase B Premises Commencement Date or (ii) 11 months following the Phase A Premises Commencement Date (such earlier date, the “Phase A Rent Commencement Date”). The Company’s obligation for the payment of base rent for the Phase B Premises begins on the date which is eight months following the Phase B Premises Commencement Date (the “Phase B Rent Commencement Date”). Base rent will initially be fixed at $202,084.66 per month, which will increase by approximately 3% per annum. From and after the Phase A Rent Commencement Date and until the occurrence of the Phase B Rent Commencement Date, the Company will be obligated to pay base rent at the per square foot rent for the Phase A Premises only. Upon the Phase B Rent Commencement Date, the Company will be obligated to pay the base rent for the entirety of the Premises. The Company will be obligated to pay the Landlord for certain costs, taxes and operating expenses as specified in the Lease.

The description of the Lease Amendment contained in this Current Report on Form 8-K does not purport to be complete and is qualified in its entirety by reference to the Lease Amendment, a copy of which will be filed as an exhibit to the Company’s Quarterly Report on Form 10-Q for the period ending March 31, 2023.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KEROS THERAPEUTICS, INC.

By:	/s/ Jasbir Seehra
Jasbir Seehra, Ph.D. Chief Executive Officer
Dated: January 6, 2023